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                                                                      Exhibit 99

NEWS RELEASE                                    Precision Auto Care, Inc.
                                                748 Miller Drive, S.E.
                                                Leesburg, VA    20175
                                                Contact:  Lou Brown, Chief
                                                Executive Officer
                                                (703) 777-9095

FOR IMMEDIATE RELEASE AUGUST 4, 2000

            PRECISION AUTO CARE, INC. ANNOUNCES RECAPITALIZATION AND
                                 RELATED MATTERS

LEESBURG, VA - Precision Auto Care, Inc. (NASDAQ: PACI) today announced that the Company's board of directors has approved and the Company has received commitments for a significant recapitalization of the Company. Under the terms of a commitment letter relating to the recapitalization, a newly-formed entity controlled by Arthur Kellar and Mauricio Zambrano, two members of the Company's board of directors, will refinance the Company's existing credit facility with First Union National Bank (which has a current balance of approximately $7.3 million) and provide the Company with approximately $3.95 million of additional senior financing. The additional financing will be used for general working capital purposes. All of the senior financing will bear interest at the rate of 12% per annum and mature in three years. The senior financing will be secured by all of the Company's assets which secure its existing senior credit facility with First Union National Bank. The Company will be required to prepay the senior indebtedness, without penalty, from any proceeds the Company realizes from the sale of assets in connection with the disposition of portions of the Company's business and assets outside of the ordinary course of business.

As part of the transaction, the Company will grant in the aggregate to Messrs. Kellar and Zambrano, warrants to purchase 2,000,000 shares of the Company's stock at an exercise price of $0.2750 per share. If the Company determines that it will be advisable to secure shareholder approval of the issuance of the warrants in order to comply with applicable Nasdaq requirements, the Company may do so. In that event, the warrants will be issued once their issuance has been approved by the Company's shareholders and they will vest immediately and be exercisable for a period of five years from the date they are issued. The terms of the commitment letter relating to the senior debt provide that Messrs. Kellar and Zambrano will receive alternative consideration of equal value in the event the Company seeks shareholder approval of the issuance of the warrants and the Company's shareholders do not approve the issuance of the Warrants.

The Company also announced that Lou Brown has been appointed to act as the Company's Chief Executive Officer, effective immediately. Mr. Brown has also been appointed to serve as a Class II member of the Company's board of directors. In connection with his appointment, Mr. Brown has agreed to purchase 1,700,000 shares of the Company's common stock for an aggregate purchase price of $750,000. The Company will use the proceeds from the sale of the shares of common stock for general working capital purposes.
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Lou Brown is the founder and chairman of Micros Systems, Inc. (NASDAQ: MCRS)
which is the premier worldwide supplier of systems and software to the hospitality industry. Mr. Brown was also chairman of Autometric, Inc. which was recently acquired by Boeing Corporation. Mr. Brown brings 30 years of experience in founding, managing and growing corporations in a variety of marketplaces. Charles L. Dunlap, the Company's former President and Chief Executive Officer, will consult on special projects, including the Company's co-branding strategy, and will play a key role in transitioning the Company's leadership to Mr. Brown.

In a separate transaction, the Company has concluded the sale of its car wash business operated in the Denver, Colorado area. The net proceeds were applied to reduce the Company's outstanding indebtedness to FFCA Acquisition Corporation from approximately $6.8 million to approximately $2.6 million. The Company continues to negotiate with identified purchasers for the sale of the balance of its car wash business. The net proceeds of such additional sales will be applied first to satisfy the Company's remaining indebtedness to FFCA with the balance to be applied to prepay its senior financing.

Woodley A. Allen, the Company's Chairman commented, "The refinancing and recapitalization provides the Company with significant working capital, reduces the Company's monthly cash requirements in the near term, and extends the maturity of the Company's senior credit facility by nearly three years. In Lou Brown the Company obtains a highly seasoned professional and successful businessman who brings over 30 years of executive experience to the Company. The Company extends its heartfelt thanks to Chuck Dunlap for his wisdom and guidance during the past 22 difficult months for the Company."

The Company also announced its preliminary results for its fourth fiscal quarter and its fiscal year ended June 30, 2000. The Company expects that it will report losses of approximately $6.0 million for the quarter ended June 30, 2000 and losses of approximately $10.3 million for the fiscal year ended on that date. These amounts compare with losses of $10.1 million for the quarter ended June 30, 1999 and losses of $21 million for the fiscal year ended on that date. The Company's losses for the quarter ended June 30, 2000 reflect charges of approximately $800,000 related to the refinement of estimates concerning accounts receivable, allowances for bad debts and inventory. The quarterly results also included the recognition of approximately $4.0 million of losses associated with the discontinuation of the Company's car wash division.

The Company also stated that it was evaluating the book value of certain assets (principally goodwill) associated with manufacturing operations which the Company may divest or discontinue in connection with certain restructuring activities the Company may undertake in the future. The Company expects that this evaluation could result in a substantial non-cash charge to the Company's earnings for the year ended June 30, 2000. The Company has not yet quantified this amount and this charge will increase the losses for the quarter and year ended June 30, 2000 discussed above.

Finally, the Company expects that as a result of the recent levels its stock has been traded, and because the Company did not have time to seek shareholder approval of the issuance of shares to Louis M. Brown prior to their issuance (or to obtain an exemption from such requirements), the
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Nasdaq may delist the Company's common stock from the Nasdaq Small Cap Market.
The Company intends to hold discussions with Nasdaq representatives concerning this shortly. The Company expects that its shares would be quoted on the OTC Bulletin Board if delisting from the Nasdaq Small Cap Market were to occur.

Cautionary Statement: The statements in this press release constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause Precision Auto Care's actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, (i) the risks and uncertainties reflected in the text of this press release, (ii) the fact that Precision Auto Care and the companies it acquired on and subsequent to the date of its initial public offering have only recently conducted operations as a combined company, (iii) the seasonal nature of portions of the business, (iv) the highly competitive markets in which Precision Auto Care operates, (v) difficulties in integrating all of the businesses Precision Auto Care has acquired, (vi) risks associated with Precision Auto Care's ability to continue its strategy of growth through acquisitions and (vii) risks associated with the Company's ability to make or effect acquisitions in the future and to successfully integrate newly-acquired businesses into existing operations and the risks associated with such newly-acquired businesses.

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